Lexaria Commissions Cannabinoid Education Series

Kelowna, BC / January 8, 2015 / Lexaria, Corp. (LXRP) (CSE:LXX) (the “Company”) has engaged Michelle Reillo, PhD, to write a series of manuals providing guidance to both consumers of CBD and practitioners who advise patients in their use of CBD. This wide ranging series will offer guidance and instruction as to how to maximize performance, health, and wellness through the proper and regimented consumption of Cannabidiol.

Lexaria recognizes there is an enormous information vacuum with respect to cannabidiol (CBD), its usage, and the health benefits it provides. For those who wish to immediately learn more, we refer you to the beta version of our www.vipova.com website where you can find the US Government’s patent on cannabidiol, Patent # 6630507, which provides a broad overview of the health benefits associated with CBD.

The Lexaria education series will address how the human endocannabinoid system functions as the body’s circuit board, essentially connecting and regulating all of the major systems in the body. These include the immune system, the cardiovascular system, central nervous system, and gastrointestinal system. A properly functioning endocannabinoid system relies on having enough natural cannabinoids coursing through the bloodstream to bind with the body’s cannabinoid receptors.

As humans age, however, the natural cannabinoids upon which everyone relies for good health materially deplete. When this occurs, the cannabinoid receptors have nothing with which to bind, causing imbalances in the body. These imbalances are a primary cause of the aches, pains, and illness people suffer as they age. Cannabinoid levels can be restored, however, by the proper consumption of phytocannabinoids, such as those found in CBD oil.

This series will address the specific CBD needs of athletes, the aging, alcohol and nicotine users, caregivers, those suffering from chronic illness, and others. It will address how CBD helps the body’s physiology, how to optimize CBD consumption, and how to use CBD to potentially achieve certain health, wellness, and performance results.

Chris Bunka, CEO of Lexaria Corp said, “We are very excited to have Dr. Reillo write these education manuals on Lexaria’s behalf. The CBD industry is in its infancy, and the benefits of CBD consumption are only just now being understood. We believe that as a producer of CBD products, it is our obligation to make sure that our customers understand how to use our products to achieve the maximum health and performance benefits possible. Michelle is one of the foremost authorities and leading researchers on CBD in the world and we’re certain her work will benefit each of Lexaria’s customers.”

We remind all consumers that ViPovaTM uses only legal CBD oil extracts, grown from legal hemp in locations where it is legal to do so, in ViPovaTM-branded tea. ViPovaTM uses its patent-pending process to infuse concentrated amounts of CBD within lipids in its tea, providing more bioactivity and comfort to the body during the absorption process. Only ViPovaTM has this ground-breaking technology for CBD/lipid infusion.

About Lexaria

Lexaria's shares are quoted in the USA with symbol LXRP and in Canada with symbol LXX. The company searches for projects that could provide potential above-market returns.

To learn more about Lexaria Corp. visit www.lexariaenergy.com. FOR FURTHER INFORMATION PLEASE CONTACT:

Lexaria Corp.
Chris Bunka
Chairman & CEO
(250) 765-6424

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Access to capital, or lack thereof, is a major risk and there is no assurance that the Company will be able to raise required working capital. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that the medical marijuana, CBD sector, or alternative health businesses will provide any benefit to Lexaria, or that the Company will experience any growth through participation in these sectors. There is no assurance that existing capital is sufficient for the Company's needs or that it will need to attempt to raise additional capital. There is no assurance that any cannabinoid-based product will promote, assist, or maintain any beneficial human health conditions whatsoever. No statement herein has been evaluated by the Food and Drug Administration (FDA). ViPovaTM products are not intended to diagnose, treat, cure or prevent any disease.

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